As filed with the Securities and Exchange Commission on July 12, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FINTECH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	46-5380892
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 8th Floor
New York, NY 10019
(212) 506-3815
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

712 Fifth Avenue, 8th Floor
New York, NY 10019
Attn: James J. McEntee, III
Chief Financial Officer and Chief Operating Officer
(212) 506-3815

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Baur Whittlesey, Esq.
Amanda Abrams, Esq.
Ledgewood
Two Commerce Square
2001 Market Street, Suite 3400
Philadelphia, Pennsylvania 19103
(215) 731-9450 – Phone
(215) 735-2513 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the agreement and plan of merger for the proposed Merger (as defined below) are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-211139

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐		Accelerated filer:	☒
Non-accelerated filer:	☐	(Do not check if a smaller reporting company)	Smaller reporting company:	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.001	901	N/A	$0	(2)	$0
Total	901		$0		$0

(1)	Represents the number of additional shares of common stock, $0.001 par value per share, of the registrant to be issued in connection with the proposed merger of FTS Holding Corporation (“CardConnect”) with and into a wholly owned subsidiary of the registrant (the “Merger”) as described in the Registration Statement on Form S-4 (File No. 333-211139), which was declared effective on July 12, 2016 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the issuance of 18,625,519 shares of common stock of the registrant was registered with the Securities and Exchange Commission. The registrant now anticipates that up to 901 additional shares of its common stock may be issued in connection with the Merger.

(2)	The registrant expects to issue up to an aggregate of 18,626,420 shares of common stock in connection with the Merger, which includes the 18,625,519 shares registered under the Prior Registration Statement and the 901 shares registered under this Registration Statement. The aggregate registration fee for the registration of 18,626,420 shares of the registrant’s common stock is $0.00, based on the estimated value of 20,364,981 shares of CardConnect series A preferred stock and 8,610,127 shares of CardConnect common stock to be canceled in connection with the Merger calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended, plus the value of options to purchase 5,165,000 shares of CardConnect common stock at a weighted average exercise price of $3.83 calculated in accordance with Rule 457(h)(1), less cash consideration of $146,624,626 in accordance with Rule 457(f)(3). The registrant previously paid a filing fee of $0.00 in connection the registration of 18,625,519 shares of its common stock pursuant to the Prior Registration Statement. CardConnect is a private company and no market exists for its securities.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed for the sole purpose of registering an additional 901 shares of common stock, $0.001 par value per share, of FinTech Acquisition Corp. (the “Company”) for issuance to stockholders of CardConnect as part of the Merger Consideration pursuant to the Merger Agreement (each as defined in the Company’s Registration Statement on Form S-4 (File No. 333-211139)), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company’s earlier Registration Statement on Form S-4 (File No. 333-211139 ), which was declared effective by the Securities and Exchange Commission on July 12, 2016, including all amendments, supplements and exhibits thereto, are hereby incorporated by reference into this Registration Statement. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached hereto and are filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2016.

FINTECH ACQUISITION CORP.

By:	/s/ Daniel G. Cohen
Daniel G. Cohen
Chief Executive Officer, President and Director
(Principal Executive Officer)

FINTECH ACQUISITION CORP.

By:	/s/ James J. McEntee, III
James J. McEntee, III
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel G. Cohen and James J. McEntee, III acting singly, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Daniel G. Cohen	President, Chief Executive Officer and Director	July 12, 2016
Daniel G. Cohen	(Principal Executive Officer)

/s/ James J. McEntee, III	Chief Financial Officer and Chief Operating Officer	July 12, 2016
James J. McEntee, III	(Principal Financial Officer and Principal Accounting Officer)

/s/ Betsy Z. Cohen	Chairman of the Board	July 12, 2016
Betsy Z. Cohen

/s/ Walter T. Beach	Director	July 12, 2016
Walter T. Beach

/s/ William Lamb	Director	July 12, 2016
William Lamb

/s/ Shami Patel	Director	July 12, 2016
Shami Patel

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ledgewood P.C.

8.1	Opinion of Ledgewood P.C. regarding tax matters

23.1	Consent of Marcum LLP

23.2	Consent of Ledgewood P.C. (included in Exhibit 5.1)

23.3	Consent of BTIG, LLC

24.1	Power of Attorney (included on the signature page hereto)

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